Exhibit 10.2

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT dated and effective as of October 31, 2017 (this “Amendment”), is among CECO ENVIRONMENTAL CORP., a Delaware corporation (the “Company”), BANK OF AMERICA, N.A., in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Subsidiary Guarantors party hereto and each of the Lenders party hereto.

Recitals:

A.The Company, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of September 3, 2015 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 6, 2017 and Amendment No. 2 to Amended and Restated Credit Agreement dated as of June 9, 2017, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.The Subsidiary Guarantors and the Administrative Agent have entered into a Subsidiary Guaranty Agreement dated as of August 27, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”).

C.The Company has advised the Administrative Agent and the Lenders that it desires to amend the Credit Agreement as set forth herein.

D.Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders have agreed to so amend the Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1.Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

(a)The definitions of “Consolidated EBITDA”, “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Fixed Charges”, “Consolidated Funded Indebtedness”, “Defaulting Lender”, “Excess Cash Flow”, “Lending Office” and “L/C Issuer” in Section 1.01 are amended and restated in their entirety to read as follows:

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, subject to Section 1.07, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) ATA Beheer Earn-Outs and any other “earn-out” and similar expenses in connection with Acquisitions permitted hereby that reduced Consolidated Net Income for such period, (v) any reduction to Consolidated Net Income for such period arising from the retention portion of the purchase price for the acquisition by the Company of ATA Beheer and its subsidiaries; provided that the aggregate amount permitted to be added back pursuant to this clause (v) shall not exceed $300,000 with respect to any particular fiscal quarter, (vi) non-recurring cash expenses; provided that the aggregate amount permitted to be added back pursuant to this clause (vi) shall not exceed $5,000,000 with respect to any particular period of four consecutive fiscal quarters, (vii) expenses paid in connection with restructurings (including, but not limited to, severance costs in connection with any restructurings disclosed to the Administrative Agent prior to the Amendment No. 3 Effective Date); provided that the aggregate amount permitted to be added back pursuant to this clause (vii) shall not exceed $4,000,000 during the term of this Agreement, (viii) reasonable, out-of-pocket costs and expenses incurred during such period in connection with any Disposition occurring within 24 months following the Amendment No. 3 Effective Date, (ix) costs and expenses resulting from any warranty and repair claims disclosed to the Administrative Agent prior to the Amendment No. 3 Effective Date; provided that the aggregate amount permitted to be added back pursuant to this clause (ix), when taken together with the aggregate amount added back pursuant to the succeeding clause (x), shall not exceed $7,000,000 during the term of this Agreement, (x) losses resulting from the write-down of accounts receivable (including unbilled accounts receivable) of any Foreign Subsidiary disclosed to the Administrative Agent prior to the Amendment No. 3 Effective Date; provided that the aggregate amount permitted to be added back pursuant to this clause (x), when taken together with the aggregate amount added back pursuant to the preceding clause (ix), shall not exceed $7,000,000 during the term of this Agreement and (xi) other items reducing Consolidated Net Income that do not constitute a cash charge or cash expense in such period or in any future period, including, without limitation, goodwill impairment charges, stock compensation or other stock related charges (excluding amortization of a prepaid cash item that was paid in a prior period), and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated EBITDA for the period of the four fiscal quarters most recently ended minus (ii) Capital Expenditures during such period (excluding (A) Capital Expenditures constituting payments in respect of capital leases and Capital Expenditures financed by Indebtedness permitted hereunder, (B) amounts expended as consideration for Acquisitions permitted hereunder to the extent such amounts would otherwise be included as Capital Expenditures and (C) Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any Compliance Certificate delivered pursuant to Section 6.02(a)); provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period ending on or after March 31, 2018, the amount of Capital Expenditures for each of the fiscal quarters ended June 30, 2017 through (and including) December 31, 2019 shall be deemed to be $0 minus (iii) Federal, state, local and foreign income taxes paid by the Company and its Subsidiaries during such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Charges paid in cash during such period, (b) scheduled principal payments of Consolidated Funded Indebtedness during such period (it being acknowledged and agreed that, solely for purposes of calculating the foregoing, (i) scheduled principal payments of Consolidated Funded Indebtedness (other than in respect of the Term Loans) shall be those originally scheduled either at the time of incurrence of such Consolidated Funded Indebtedness or as subsequently modified by an agreement expressly modifying such originally scheduled principal payments (without giving effect to any reduction in such originally scheduled principal payments as a result of the application of any principal prepayments) and (ii) scheduled principal payments of the Term Loans shall be those set forth on Schedule 2.07(a) as of the Amendment No. 3 Effective Date, except that, to the extent any prepayment of the Term Loans is made after the Amendment No. 3 Effective Date, such scheduled principal payments shall be reduced by an amount equal to the lesser of (A) the actual reduction to such scheduled principal payments from such prepayment and (B) the amount by which such scheduled principal payment would have been reduced if the prepayment had been applied on a pro rata basis to all remaining scheduled principal payments (including the final payment due at maturity) of the Term Loans (regardless of the actual application of such prepayment), (c) dividends and distributions paid in cash by the Company to its shareholders during such period; provided that for purposes of calculating the Consolidated Fixed Charges for any period ending on or after December 31, 2017, the amount of dividends and distributions paid in cash by the Company for each of the fiscal quarters ended March 31, 2017 through September 30, 2017 shall be deemed to be $0 (unless any such dividends or distributions are paid in cash on or after October 1, 2017, in which case this proviso shall have no effect), and (d) ATA Beheer Earn-Outs and any other “earn-out” and similar payments in connection with Acquisitions (excluding the Zhongli Earn-Outs) that are paid in cash during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, and without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (excluding from such calculation direct obligations with respect to (i) undrawn performance standby letters of credit, (ii) undrawn performance-based bank guarantees, (iii) performance-based surety bonds on which no claims have been asserted and (iv) undrawn letters of credit and undrawn bank guarantees securing customer contracts, but in all cases including (x) any payment and reimbursement obligations due in respect of the foregoing, and (y) all obligations with respect to financial standby letters of credit and bank guarantees or bonds providing assurance with respect to financial obligations), (d) all obligations in respect of the deferred purchase price of property or services (other than (x)

trade accounts payable in the ordinary course of business and (y) “earn-out” and similar payments in connection with Acquisitions permitted hereby), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations (for the purpose of calculating the Consolidated Leverage Ratio only, excluding any Attributable Indebtedness from capital leases arising from any sale-leaseback transaction permitted hereunder the Net Cash Proceeds of which are used substantially contemporaneously with the receipt thereof to prepay Term Loans hereunder pursuant to Section 2.05(b)(i)), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary (it being understood that any Indebtedness owed by the Company to any Subsidiary, by any Subsidiary to the Company or by any Subsidiary to another Subsidiary will be netted out for purposes of calculating Consolidated Funded Indebtedness to the extent such netting would be made when making calculations on “a consolidated basis” in accordance with GAAP).

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of any Revolving Credit (USD) Lender, in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Excess Cash Flow” means, for any fiscal year and without duplication of any of the following to the extent already accounted for in determining Consolidated EBITDA or otherwise deducted in any other item subtracted below, the positive remainder (if any) of (a) Consolidated EBITDA for such fiscal year; minus (b) Consolidated Interest Charges paid in cash during such fiscal year; minus (c) federal, state, local and foreign income taxes (including franchise and similar taxes in the nature of income taxes) paid and payable in cash by the Company and its Subsidiaries for such fiscal year; minus (d) Capital Expenditures of the Company and its Subsidiaries during such fiscal year (excluding the portion thereof financed with the proceeds of debt or equity issuances or other proceeds that would not be included in Consolidated EBITDA); minus (e) the aggregate amount of all scheduled payments of Consolidated Funded Indebtedness made during such fiscal year; minus (f) “earnout” and similar payments paid in cash by Company and its Subsidiaries for such fiscal year in connection with Acquisitions permitted hereby (excluding the portion thereof financed with the proceeds of debt or equity issuances); minus (g) any reasonable, out-of-pocket cash expense of Company and its Subsidiaries incurred in connection with any merger, acquisition, investment, Disposition or financing permitted by this Agreement, paid during such fiscal year (excluding the portion thereof financed with the proceeds of debt or equity issuances); minus (h) fees and expenses paid or payable in cash to unaffiliated third parties in connection with the transactions contemplated hereby and with any other issuances of debt or equity permitted hereby, whether or not such issuances are successful (excluding the portion thereof financed with the proceeds of debt or equity issuances); minus (i) dividends and distributions paid by the Company during such fiscal year to the extent permitted by Section 7.06(d); minus (j) up to $5,000,000 in the aggregate of non-recurring cash expenses added back in determining Consolidated EBITDA for such fiscal year pursuant to clause (a)(vi) of the definition of Consolidated EBITDA; minus (k) cash charges or expenses added back in determining Consolidated EBITDA for such fiscal year pursuant to clauses (a)(vii) through (a)(x) of the definition of Consolidated EBITDA; and (l) plus or minus, as the case may be, changes in Working Capital for such fiscal year; provided, that, notwithstanding the foregoing, the calculation of Excess Cash Flow during any fiscal year that includes a Permitted Acquisition shall exclude the results of operations of the Person or assets subject to such Permitted Acquisition prior to the date such Permitted Acquisition is consummated.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender (including in its capacity as an L/C Issuer) shall include its applicable Lending Office.

“L/C Issuer” means, individually or collectively as the context may indicate, (a) Bank of America, in its capacity as an issuer of Letters of Credit hereunder or any successor to Bank of America in its capacity as an issuer of Letters of Credit hereunder, (b) Fifth Third Bank, in its capacity as an issuer of Letters of Credit hereunder or any successor to Fifth Third Bank in its capacity as an issuer of Letters of Credit hereunder, (c) Citibank, N.A., in its capacity as an issuer of Letters of Credit hereunder or any successor to Citibank, N.A. in its capacity as an issuer of Letters of Credit hereunder, (d) JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder or any successor to JPMorgan Chase Bank, N.A. in its capacity as an issuer of Letters of Credit hereunder and (e) any other Revolving Credit (USD) Lender selected by the Company and reasonably acceptable to the Administrative Agent, which consents to its appointment by the Company as an issuer of Letters of Credit hereunder and becomes an L/C Issuer hereunder pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, in its capacity as an issuer of Letters of Credit hereunder or any successor to such Lender in its capacity as an issuer of Letters of Credit hereunder.

(b)The definition of “Applicable Rate” in Section 1.1 is amended by replacing the pricing grid set forth therein in its entirety with the pricing grid below:

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurocurrency Rate Loans and Letter of Credit Fee	Base Rate Loans
I	Less than 1.75 to 1.00	0.250%	2.250%	1.250%
II	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	0.300%	2.500%	1.500%
III	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	0.350%	2.750%	1.750%
IV	Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	0.450%	3.000%	2.000%
V	Greater than or equal to 3.25 to 1.00	0.500%	3.250%	2.250%

(c)The definition of “Federal Funds Rate” in Section 1.1 is amended by deleting the reference therein to “arranged by Federal funds brokers on such day,”.

(d)Section 1.01 is amended by adding the following new definitions in the appropriate alphabetical locations therein:

“Amendment No. 3 Effective Date” means October 31, 2017.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include “plan assets” (as defined by ERISA Section 3(42)) of any such “employee benefit plan” or “plan”.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(e)Each of Section 2.05(b)(i) is amended to read as follows:

(i)If the Company or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d) or (e)) which results in the realization by such Person of Net Cash Proceeds, the Company shall prepay Term Loans and, if so provided in the applicable Additional Commitments Amendment, Additional Term Loans then outstanding in an amount equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayment to be applied as set forth in clause (v) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, the Company or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as (A) within 180 days after the receipt of such Net Cash Proceeds, a definitive agreement for the purchase of such assets shall have been entered into and (B) within 270 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Company in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i).  Notwithstanding the foregoing, (x) the optional reinvestment provisions set forth in this Section 2.05(b)(i) shall not apply during the initial 18-month period following the Amendment No. 3 Effective Date and, as a result, the Company shall be required to make the prepayments contemplated in this Section 2.05(b)(i) as if those provisions did not exist; provided that the Company and its Subsidiaries shall be permitted to reinvest up to $5,000,000 of the Net Cash Proceeds resulting from the Dispositions described above in accordance with such optional reinvestment provisions during such initial 18-month period once the Company has applied at least $25,000,000 in Net Cash Proceeds received after the Amendment No. 3 Effective Date to the prepayment of the Loans as set forth in this Section 2.05(b)(i) and (y) the Company and its Subsidiaries shall be permitted to exclude up to $2,500,000 of the Net Cash Proceeds resulting from the Dispositions described above (other than any Disposition disclosed to the Administrative Agent prior to the Amendment No. 3 Effective Date) and received after the Amendment No. 3 Effective Date from the prepayment requirements contemplated in this Section 2.05(b)(i).

(f)Article V is amended to add the following new Sections 5.26 and 5.27 to the end thereof:

5.26EEA Financial Institution.  No Loan Party is an EEA Financial Institution.

5.27Borrower ERISA Status.  Each Borrower represents and warrants as of the Amendment No. 3 Effective Date that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(g)Section 7.05(g) is amended to read as follows:

(g)Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) from the Amendment No. 3 Effective Date through the Facility Termination Date shall not exceed $60,000,000 (excluding from such limitation the book value of any property that is Disposed of in sale-leaseback transactions to the extent the Net Cash Proceeds therefrom are used substantially contemporaneously with the receipt thereof to prepay Term Loans outstanding hereunder pursuant to Section 2.05(b)(i));

(h)Section 7.06(d) is amended to read as follows:

(d)so long as no Event of Default exists or would result therefrom and after giving effect thereto the Company is in pro forma compliance with the financial covenants set forth in Section 7.11 (calculated as of the last day of the four fiscal quarter period most recently ended for which financial information is available, but, in the case of the Consolidated Fixed Charge Coverage Ratio, ignoring all cash dividends and distributions made during such period and instead assuming that the particular cash dividend or cash distribution and all other cash dividends and distributions made pursuant to this clause (d) during the trailing 365-day period immediately preceding the day on which such cash distribution or cash dividend is proposed to be made were made on the last day of such four fiscal quarter period), the Company may declare and pay cash dividends and distributions to the holders of its Equity Interests.

(i)Section 7.11(b) is amended to read as follows:

(b)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Company during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Consolidated Leverage Ratio
September 30, 2017 through March 31, 2019	3.75 to 1.00
June 30, 2019 through September 30, 2019	3.50 to 1.00
December 31, 2019 and thereafter	3.25 to 1.00

(j)Article VII is amended to add the following new Section 7.17 to the end thereof:

7.17Capital Expenditures.  With respect to each of the fiscal years ending December 31, 2018 and December 31, 2019, make Capital Expenditures in excess of $7,000,000 in the aggregate for the Company and its Subsidiaries during any such fiscal year.

(k)Article IX is amended to add the following new Section 9.12 to the end thereof:

9.12Lender ERISA Status.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that:

(i)none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent or the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(l)Article X is amended to add the following new Section 10.22 to the end thereof:

10.22Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(m)Exhibit D is amended in its entirety such that it reads as Exhibit D attached hereto.

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be effected hereby.

Section 2. Joinder of Additional L/C Issuers.  Each of Citibank, N.A. and JPMorgan Chase, N.A. hereby becomes an L/C Issuer for all purposes under the Credit Agreement and the other Loan Documents and bound by all the terms, conditions, obligations, liabilities and undertakings of each L/C Issuer or to which each L/C Issuer is subject thereunder, all with the same force and effect as if it had originally signed the Credit Agreement as an “L/C Issuer”.

Section 3. Conditions Precedent. The effectiveness of this Amendment and the amendments and other agreements contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a)  Documentation.  The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Company, the Subsidiary Guarantors, the Administrative Agent and Lenders constituting Required Lenders.

(b) Fees.  Any fees required to be paid on or before the effective date of this Amendment pursuant to the Engagement Letter dated as of October 16, 2017, between the Company and the Arranger (the “Engagement Letter”) shall have been paid.

(c) Legal Fees and Expenses.  The Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two days prior to the date hereof.

Upon satisfaction of the conditions set forth in this Section 2 and the effectiveness of this Amendment, the Administrative Agent shall provide notice of such effectiveness to the Company and the Lenders.

Section 4. Representations and Warranties.

(a)	In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(i)

After giving effect to this Amendment, the representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement.

(ii)	Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(iii)	No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Company and each Subsidiary Guarantor represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 5.Miscellaneous.

(a)Ratification and Confirmation of Loan Documents.  Each of the Company and each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Subsidiary Guarantor, the continuation of its payment and performance obligations under the Subsidiary Guaranty and, with respect to both the Company and each Subsidiary Guarantor, the continuation and extension of the liens granted under the Collateral Documents to secure the Secured Obligations), in each case after giving effect to the amendments contemplated hereby.

(b)Fees and Expenses.  The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, in each case, as set forth in Section 10.04(a) of the Credit Agreement.

(c)Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

(e)Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)Entire Agreement.  This Amendment, together with the Engagement Letter and the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 10.01 of the Credit Agreement.

(g)Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Amendment to be executed as of the date first written above.

COMPANY:

CECO ENVIRONMENTAL CORP.

By:  /s/ Matthew Eckl

Name:  Matthew Eckl

Title:Chief Financial Officer

SUBSIDIARY GUARANTORS:

AARDING THERMAL ACOUSTICS USA INC.

ADWEST TECHNOLOGIES, INC.

AVC, INC.

CECO ABATEMENT SYSTEMS, INC.

CECO FILTERS, INC.

CECO GROUP, INC.

CECO MEXICO HOLDINGS LLC

CECOAIRE, INC.

EFFOX INC.

FISHER-KLOSTERMAN, INC.

GMD ENVIRONMENTAL TECHNOLOGIES, INC.

MET-PRO TECHNOLOGIES LLC (f/k/a Mustang

     Acquisition II, LLC)

NEW BUSCH CO., INC.

THE KIRK & BLUM MANUFACTURING

    COMPANY

By:  _________/s/  Matthew Eckl

Name:  Matthew Eckl

Title:    Chief Financial Officer

CECO GROUP GLOBAL HOLDINGS LLC

FKI, LLC

By:  _________/s/  Matthew Eckl

Name:  Matthew Eckl

Title:    Chief Financial Officer

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

H.M. WHITE, INC.

By:  _________/s/  Matthew Eckl

Name:  Matthew Eckl

Title:    Chief Financial Officer

KBD/TECHNIC, INC.

By:  _________/s/  Matthew Eckl

Name:  Matthew Eckl

Title:    Chief Financial Officer

BIO-REACTION INDUSTRIES INC.

MET-PRO HOLDINGS LLC

MPC INC.

MET-PRO CHEMICAL, INC. (f/k/a Pristine Water Solutions Inc.)

STROBIC AIR CORPORATION

By:_____/s/  Matthew Eckl________________________

Name:Matthew Eckl

Title:Chief Financial Officer

MET-PRO INDUSTRIAL SERVICES, INC.

By:_____/s/ Matthew Eckl________________________

Name:Matthew Eckl

Title:    Chief Financial Officer

EMTROL LLC

By:_____/s/ Matthew Eckl_________________________

Name:Matthew Eckl

Title:    Chief Financial Officer

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

PEERLESS MFG. CO.

NITRAM ENERGY, INC.

PMC ACQUISITION, INC.

BURGESS-MANNING, INC.

BURMAN MANAGEMENT, INC.

BOS-HATTEN, INC.

By: _____/s/ Matthew Eckl_____________________

Name:__Matthew Eckl_______________________

Title:__Chief Financial Officer_________________

SAT TECHNOLOGY, INC.

By: ____/s/ Matthew Eckl______________________

Name:___Matthew Eckl_______________________

Title:___Chief Financial Officer________________

CECO AIR QUALITY SOLUTIONS, INC.

By: ____/s/ Matthew Eckl_______________________

Name:___Matthew Eckl_______________________

Title:___Chief Financial Officer_________________

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:  /s/  Kyle D. Harding

Name:  Kyle D. Harding

Title:    Assistant Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:   /s/ Gregg Bush

Name:  Gregg Bush

Title:    Senior Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

CITIZENS BANK of pennsylvania, as a Lender

By:  /s/ Dale R. Carr

Name:  Dale R. Carr

Title:    Senior Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By:  /s/ Joe Carroll

Name:  Joe Carroll

Title:  Senior Underwriter

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

FIFTH THIRD BANK, n.a., as a Lender

By:  /s/ John R. Gray

Name:  John R. Gray

Title:  Assistant Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

TD bank, n.a., as a Lender

By:  /s/ Susan Schwartz

Name:  Susan Schwartz

Title:  Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ Alex Parlin

Name:  Alex Parlin

Title:  Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

citibank, n.a., as a Lender and an L/C Issuer

By:  /s/ John Torres

Name:  John Torres

Title:  Senior Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ William W. Carrier

Name:  William W. Carrier

Title:  Senior Vice President

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September 3, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CECO Environmental Corp., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.The Company has delivered the audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

3.A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and its nature and status:]

4.The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

5.Attached on Schedule 3 hereto is a list of all Excluded Subsidiaries as of the date of this certificate and calculations showing compliance with the definition of “Material Subsidiary” and Section 6.12 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _______________, _____.

COMPANY:

CECO ENVIRONMENTAL CORP.

By:

Name:

Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 11
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Fixed Charge Coverage Ratio.
A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):
1.	Consolidated Net Income for Subject Period:$
2.	Consolidated Interest Charges for Subject Period:$
3.	Provision for income taxes for Subject Period:$
4.	Depreciation expenses for Subject Period:$
5.	Amortization expenses for Subject Period:$
6.	ATA Beheer Earn-Outs and any other “earn-out” and similar expenses:$
7.	Retention portion of the purchase price for the acquisition by the Company of ATA Beheer and its subsidiaries (not to exceed $300,000 with respect to any fiscal quarter)$
8.	Other non-recurring cash expenses (not to exceed $5,000,000 with respect to any Subject Period):$
9.	Expenses in connection with restructurings (not to exceed $4,000,000 during the term of the Credit Agreement):$_______________
10.	Costs and expenses incurred with respect to Dispositions occurring within 24 months following the Amendment No. 3 Effective Date:$_______________
11.

Costs and expenses relating to warranty and repair claims disclosed to the Administrative Agent prior to the Amendment No. 3 Effective Date (not to exceed $7,000,000 during the term of the Credit Agreement, when taken together with all addbacks of the type described in item 12 below):$_______________

12.

Losses from the write-down of certain Foreign Subsidiaries’ accounts receivable (including unbilled accounts receivable) disclosed to the Administrative Agent prior to the Amendment No. 3 Effective Date (not to exceed $7,000,000 during the term of the Credit Agreement, when taken together with all addbacks of the type described in item 11 above):$_______________

[1]	The following is a summary of the Credit Agreement and to the extent any conflict exists between the following and the Credit Agreement, the Credit Agreement shall control.

Form of Compliance Certificate

13.	Other non-cash reductions of Consolidated Net Income for Subject Period:$
14.	Income tax credits for Subject Period: $
15.	Non-cash additions to Consolidated Net Income for Subject Period:$
16.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 +
6 + 7 + 8 + 9 + 10 + 11 + 12 + 13 – 14 – 15):$
B.	Capital Expenditures during Subject Period[2]:$
C.	Income taxes paid during Subject Period:$
D.	Consolidated Fixed Charges for Subject Period:
1. Consolidated Interest Charges paid in cash during Subject Period:$______________
2. Scheduled principal payments of Consolidated Funded Indebtedness during Subject Period:[3]$______________
3. Dividends and distributions paid in cash by Company to its shareholders during Subject Period:[4]$______________
4.ATA Beheer Earn-Outs and any other “earn-out” and similar payments (excluding the Zhongli Earn-Outs) during Subject Period:$______________
5. Consolidated Fixed Charges for Subject Period
(Lines I.D.1 + 2 + 3 + 4):$______________
E.	Consolidated Fixed Charge Coverage Ratio ((Line I.A.12 – Line I.B – Line I.C) ÷ Line I.D.5): to 1.00

Minimum permitted:	1.25 to 1.00

[2]

Excluding (A) Capital Expenditures constituting payments in respect of capital leases and Capital Expenditures financed by Indebtedness permitted under the Credit Agreement, (B) amounts expended as consideration for Acquisitions permitted under the Credit Agreement to the extent such amounts would otherwise be included as Capital Expenditures and (C) Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any Compliance Certificate delivered pursuant to Section 6.02(a) of the Credit Agreement.  Also, note that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period ending on or after March 31, 2018, the amount of Capital Expenditures for each of the fiscal quarters ended June 30, 2017 through December 31, 2019 shall be deemed to be $0.

[3]	See note in the definition of “Consolidated Fixed Charges” for purposes of calculating the amount of the scheduled principal payments.
[4]

Note that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period ending on or after December 31, 2017, the amount of dividends and distributions paid in cash by the Company for each of the fiscal quarters ended March 31, 2017 through September 30, 2017 shall be deemed to be $0 (unless any such dividends or distributions are paid in cash on or after October 1, 2017, in which case this note shall have no effect).

Form of Compliance Certificate

II.	Section 7.11 (b) – Consolidated Leverage Ratio.
A.	Consolidated Funded Indebtedness at Statement Date:
1. Outstanding principal amount of all obligations for borrowed money:$______________
2.Purchase money Indebtedness:$______________
3.Direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments:$______________
4.Obligations in respect of the deferred purchase price of property or services:$______________
5.Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations[5]:$______________
6.Guarantees with respect to outstanding Indebtedness of the types specified in Lines II.A.1 through II.A.5 above of Persons other than the Company or any Subsidiary:$______________

7.Indebtedness of the types referred to in Lines II.A.1 through II.A.6 above of any partnership or joint venture in which the Company or a Subsidiary is a general partner or joint venturer (unless non-recourse):$______________

8.Consolidated Funded Indebtedness (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7):$______________
B.	Consolidated EBITDA for Subject Period (enter Line I.A.16 above): $
C.	Consolidated Leverage Ratio (Line II.A.8 ÷ Line II.B): to 1.00

Maximum Permitted:

Period	Consolidated Leverage Ratio
September 30, 2017 through March 31, 2019	3.75 to 1.00
June 30, 2019 through September 30, 2019	3.50 to 1.00
December 31, 2019 and thereafter	3.25 to 1.00

[5]

For the purpose of calculating this covenant only, may exclude any Attributable Indebtedness from capital leases arising from any sale-leaseback transaction permitted under the Credit Agreement the Net Cash Proceeds of which were used substantially contemporaneously with the receipt thereof to prepay Term Loans hereunder pursuant to Section 2.05(b)(i) of the Credit Agreement).

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 26

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA

as set forth in the Credit Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation and amortization expense
+ ATA Beheer Earn-Outs and any other “earn-out” and similar payments
+ retention portion of purchase price for acquisition by the Company of ATA Beheer and its subsidiaries (subject to cap)
+ Other nonrecurring cash expenses (subject to cap)
+ expenses for restructurings (subject to cap)
+ expenses related to Dispositions within 24 months of Amendment No. 3 Effective Date
+ costs and expenses of warranty and repair claims disclosed prior to the Amendment No. 3 Effective Date (subject to cap)

[6]	The following is a summary of the Credit Agreement and to the extent any conflict exists between the following and the Credit Agreement, the Credit Agreement shall control.

Form of Compliance Certificate

+ losses from write-down of accounts receivable of any Foreign Subsidiary disclosed prior to the Amendment No. 3 Effective Date (subject to cap)
+ Other non-cash expenses
- income tax credits
- non-cash income
= Consolidated EBITDA

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)

SCHEDULE 37
to the Compliance Certificate
($ in 000’s)

List of Excluded Subsidiaries8

Subsidiary	Assets of Subsidiary	Consolidated Total Assets of Company and its Subsidiaries	% of Consolidated Assets	Revenue of Subsidiary	Consolidated Total Revenue of the Company and its Subsidiaries	% of Consolidated Revenue

[7]	The following is a summary of the Credit Agreement and to the extent any conflict exists between the following and the Credit Agreement, the Credit Agreement shall control.
[8]

For the calculations of assets and revenues, (a) revenues shall be calculated giving effect to any pro forma adjustments with respect to any Specified Transaction in a manner consistent with the adjustments described in Section 1.07 of the Credit Agreement and (b) the assets and revenues of a Subsidiary shall be deemed to include the assets and revenues of its Subsidiaries.

Form of Compliance Certificate